Exhibit 4.1

INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA NUMBER HG 0320 HERITAGEGLOBAL INC. SHARES COMMON STOCK SEE REVERSE FOR CERTAIN DEFINITIONS CUSIP 42727E 10 3 THIS CERTIFIES THAT SPECIMEN IS THE REGISTERED HOLDER OF SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE, FULLY OAID AND NON-ASSESSABLE OF HERITAGE GLOBAL INC. transferable on the books of the Corporation by the holder hereof, in person or by Attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. Dated: [signature] EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY [seal] [signature] CHIED EXECUTIVE OFFICER CONTER SIGNED AND REGISTERED AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC BY (BROOKLYN, NY) TRANSFER AUDIT AND REGISTRAR AUTHORIZED SIGNATURE CERTIFICATE OF STOCK

HERITAGE GLOBAL INC.

The Corporation will furnish without charge to each stock holder who so requests the powers, designations , preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications , limitations, or restrictions of such preferences and/or rights . Such request may be made to the Corporation or the Transfer Agent.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT MIN ACT - - - - - Custodian - - - - -
TEN ENT - as tenants by the entireties	( Cust ) (Minor)
JT TEN - as joint tenants with right of	under Uniform Gifts to Minors
survivorship and not as tenants	Act _ _ _ _ _ _ _
in common	(State)

Additional abbreviations may also be used though not in the above list.

For value received, ………………………………………………..hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE - ………………………………………………………………………………………………………………………………………………………………………………………………………………………………

Please print or typewrite name and address including postal zip code of assignee ………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………………

Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint……………………………………………………………………………………... ……………………………………………………………………………………………………………….

Attorney to transfer the said stock on the books of the within - named Corporation with full power of substitution in the premises.

Dated ……………………………………………

NOTICE: ……………………………………………………………………………………………..

THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR , WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE (S) GUARANTEED: ………………………………………………………………………

THE SIGNATURE($) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO SEC . RULE 17 Ad-15.